	RE:	Raven Industries, Inc. P.O. Box 5107 Sioux Falls, SD 57117-5107

FOR YOUR INFORMATION:		SIC Codes: 3672, 3081, 3829

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Tom Iacarella	Dennis Waite	Leslie Loyet	Cindy Martin
VP & CFO	General Inquiries	Analyst Inquiries	Media Inquiries
(605) 336-2750	(708) 246-6265	(312) 640-6672	(312) 640-6741

FOR IMMEDIATE RELEASE
WEDNESDAY, MAY 19, 2004

RAVEN INDUSTRIES REPORTS FIRST-QUARTER RESULTS
EPS hits record 59 cents vs. 45 cents last year

SIOUX FALLS, SD – May 19, 2004 – Management of Raven Industries, Inc. (RAVN: Nasdaq) reported today that the industrial manufacturer was “off to a great start” for its fiscal first quarter ended April 30, 2004, reporting both record sales and net earnings. Net income climbed 29 percent to $5.4 million, or 59 cents per share, from the year-ago period. Sales rose four percent over a year earlier to $38.4 million.

Raven President and CEO Ronald M. Moquist said: “Our first quarter was driven by our Flow Controls Division thanks to revitalized agricultural markets and strong demand for our precision ag products. Aerostar and Engineered Films also showed impressive operating gains during the quarter.”

Moquist said he believes that the market trends that drove first-quarter results should continue. “We’re now projecting positive second-quarter per-share earnings growth over the prior year. This is in spite of last year’s second-quarter deliveries of $3.9 million under a special order for chemical-injection systems which will not be repeated.” For the full fiscal year, the executive added, the company is forecasting strong increases in both sales and net earnings.

Segment Performance

“Flow Controls Division (FCD) results reflect the impact of our new precision ag marketing strategy and the increased optimism in our agricultural markets,” Moquist said. Sales of $13.2 million were up $1.4 million. Operating profits jumped 41 percent to $5.1 million on a sales increase of 12 percent. “Reception of new products into the marketplace, including our GPS-based tractor steering systems, was outstanding,” Moquist added. “Our newer products generally carry our best profit margins.”

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The Engineered Films Division (EFD) experienced an 11 percent rise in operating income to $3.0 million with sales up four percent to $10.4 million. Improved efficiencies and increasing stability in EFD’s raw material pricing accounted for much of the margin improvement. “Engineered Films is continuing to build on the sales momentum of last year,” Moquist said. Sales were up in the agriculture and manufactured housing markets.

Results for EFD’s high-altitude research balloon business are now being reported in Aerostar, and current and year-earlier results were adjusted for the transfer of this operation.

Raven’s Electronic Systems Division (ESD) experienced a falloff of 10 percent in sales to $9.1 million while operating income decreased 36 percent to $702,000. “There was some push-out of customer demand and we had spot shortages of materials,” Moquist explained. “Our inability to ship in the first quarter affected both sales and margins, but we continue to look to this division for significant revenue growth for the full year.”

Aerostar reported operating income – including the results of the company’s high-altitude research balloon business, which was formerly part of EFD – almost doubled from the first quarter of last year to $1.2 million as sales rose 11 percent to $5.7 million. Shipments on US Army cargo-parachute contracts and large inflatable military decoys were responsible for much of the gain. “Aerostar’s decision to exit the commercial outerwear market and focus on higher-margin products has made it a solid profit contributor,” Moquist noted. “The addition of our high-altitude research balloon business into this operation should benefit both organizations.”

Balance Sheet

Cash and short-term investments of $19.3 million will fund the $11.3 million special cash dividend payable on May 20, 2004, and any other anticipated capital needs. The balance sheet reflects the liability for this cash payout. This dividend should improve returns on equity and assets in future periods without affecting the company’s growth prospects. Cash flows from operations were $2.5 million, compared to $5.2 million last year. The company’s strong earnings performance was partially offset by the timing of sales and accounts receivable collections.

Conference Call Information

Raven has scheduled a conference call today at 2:00 p.m. Central Time to discuss its fiscal first quarter 2005 performance and related trends in its business. To access this call, log on to www.ravenind.com or www.vcall.com 15 minutes before the call to download the necessary software. Replays will be available through this website for 90 days.

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Forward-Looking Statements

The Private Securities Litigation Reform Act provides a “safe harbor” for forward-looking statements. Certain information included in this Press Release and materials filed or to be filed by the company with the Securities and Exchange Commission (as well as information included in statements made or to be made by the company) contains statements that are forward-looking. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there is no assurance that such expectations will be achieved. Such assumptions involve important risks and uncertainties that could significantly affect results in the future. These risks and uncertainties include, but are not limited to, those relating to weather conditions, which could affect certain of the company’s primary markets, such as agriculture and construction, or changes in competition, material availability, technology or relationships with the company’s largest customers, any of which could adversely impact any of the company’s product lines. The foregoing list is not exhaustive and the company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

On the Internet, information is available at www.ravenind.com, the company’s website.

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RAVEN INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except earnings per share) (Unaudited)

	Three Months Ended April 30
			Fav (Unfav)
	2004	2003	Change
Net sales	$38,408	$36,942	4%
Cost of goods sold	26,730	27,505

Gross profit	11,678	9,437	24%
Selling, general, and administrative expenses	3,227	2,902
Gain on sale of businesses and assets	—	(9)

Operating income	8,451	6,544	29%
Other income	(24)	(12)

Income before income taxes	8,475	6,556	29%
Income taxes	3,060	2,373

Net income	$5,415	$4,183	29%

Net income per common share:
-basic	$0.60	$0.46	30%
-diluted	$0.59	$0.45	31%
Weighted average common shares outstanding:
-basic	9,038	9,074	0%
-diluted	9,214	9,245	0%

RAVEN INDUSTRIES, INC.
SALES AND OPERATING INCOME BY SEGMENT(1)
(In thousands)

	Three Months Ended April 30
			Fav (Unfav)
	2004	2003	Change
	(unaudited)	(unaudited)
Net Sales:
Flow Controls	$13,197	$11,761	12%
Engineered Films	10,413	10,001	4%
Electronic Systems	9,082	10,053	(10)%
Aerostar	5,716	5,127	11%

Total Company	$38,408	$36,942	4%

Operating Income (Loss):
Flow Controls	$5,111	$3,619	41%
Engineered Films	2,986	2,692	11%
Electronic Systems	702	1,097	(36)%
Aerostar	1,228	619	98%
Sold Businesses	—	(20)

Total Segment Income	10,027	8,007
Corporate Expenses	(1,576)	(1,463)	(8)%

Total Company	$8,451	$6,544	29%

(1) The company’s high-altitude research balloon operation, formerly in the Engineered Films segment, is included with Aerostar results as a result of a change in the company’s organizational structure. Prior year results have been reclassified to reflect this change.

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RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands) (Unaudited)

	April 30,	January 31,	April 30,
	2004	2004	2003
ASSETS
Cash, cash equivalents and short-term investments	$19,282	$18,442	$12,248
Accounts receivable, net	22,007	18,454	17,422
Inventories	18,538	16,763	20,869
Prepaid expenses and other current assets	2,463	2,051	2,378

Total current assets	62,290	55,710	52,917
Property, plant and equipment, net	15,712	15,950	15,918
Other assets, net	7,720	7,848	7,035

	$85,722	$79,508	$75,870

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$72	$72	$116
Accounts payable	4,470	3,666	3,440
Dividend payable	11,327	—	—
Accrued and other liabilities	8,961	8,157	9,928

Total current liabilities	24,830	11,895	13,484
Long-term debt, less current portion	39	57	125
Other liabilities	1,218	1,085	1,281
Stockholders’ equity	59,635	66,471	60,980

	$85,722	$79,508	$75,870

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(In thousands) (Unaudited)

	Three Months Ended April 30
	2004	2003
Cash flows from operating activities
Net income	$5,415	$4,183
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,026	1,074
Deferred income taxes	5	42
Other operating activities, net	(3,909)	(123)

Net cash provided by operating activities	2,537	5,176

Cash flows from investing activities
Capital expenditures	(662)	(433)
Other investing activities, net	(5)	(120)

Net cash used in investing activities	(667)	(553)

Cash flows from financing activities
Dividend paid	(993)	(726)
Purchase of treasury stock	(113)	(889)
Long-term debt principal payments	(18)	(29)
Other financing activities, net	94	52

Net cash used in financing activities	(1,030)	(1,592)

Net increase in cash and cash equivalents	840	3,031
Cash and cash equivalents at beginning of period	14,442	5,217

Cash and cash equivalents at end of period	15,282	8,248
Short-term investments	4,000	4,000

Cash, cash equivalents and short-term investments	$19,282	$12,248